UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C/A INFORMATION

Amendment No. 1

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

TRULEUM, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

Truleum, Inc. (the “Company”), formerly known as Alpha Energy, Inc., is filing this Amendment No. 1 to the Information Statement on Schedule 14C/A (the “Amendment”) to amend its Schedule 14C originally filed with the Securities and Exchange Commission (“SEC”) on May 1, 2023 (the “Original Filing”) solely for the purpose of amending the Original Filing to conform to the information contained in the Information Statement that has been mailed to the shareholders of the Company.

The Amendment does not reflect events occurring after the date of the filing of the Original Filing or modify or update any of the other disclosures contained therein in any way. Accordingly, the Amendment should be read in conjunction with the Original Filing.

Accounts Payable and Accrued Expenses - Related Parties

As of December 31, 2021, there was $228,668 of accounts payable to related parties which consisted of $208,484 due to Jay Leaver, the Company’s president, for his services as President, under his Management Consulting Agreement, $4,394 due to former CFO John Lepin, for his services as CFO, and $10,000 due to Kelloff Oil & Gas, LLC, a limited liability company, for the services of Joe Kelloff as interim Senior Vice President of Operations and $5,790 due to Staley Engineering LLC for consulting services.

As of December 21, 2022, there was $203,484 of accounts payable to related parties which consisted of $203,484 due to Jay Leaver, the Company’s president, for his services as President, under his Management Consulting Agreement.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, BF Borgers, CPA, PC periodically rotates the individuals who are responsible for our audit. Our audit for the fiscal year ended December 31, 2023 has not yet been completed and the final audit fees have not yet been determined. We estimate that fees for the audit for the fiscal year ended December 31, 2023 will be comparable to those for the prior audit. During the years ended December 31, 2022 and December 31, 2021, fees for services provided by BF Borgers, CPA, PC and MaloneBailey, LLP were as follows:

	BF Borgers, CPA, PC	MaloneBailey, LLP
	2022	2021
Audit Fees (1)	$85,800	$62,500
Audit-Related Fees (2)	-	-
Tax Fees (3)	-	-
Other Fees (4)	-	-
Totals	$85,800	$62,500

(1)

Consists of fees rendered in connection with the audit of our consolidated financial statements included in our annual report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	Consists of fees for professional services other than those reported in the categories above, including access to resource materials and portals.